UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California		94588-3229
(Address of principal executive offices)		(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Safeway Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on July 25, 2014. On the June 2, 2014 record date, there were 230,399,204 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share.

A total of 189,857,780 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1. Approval and adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 6, 2014 and amended on April 7, 2014 and on June 13, 2014, by and among the Company, AB Acquisition LLC, Albertson’s Holdings LLC, Albertson’s LLC and Saturn Acquisition Merger Sub, Inc. The Company’s stockholders approved Proposal 1 with the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
162,296,717	5,815,037	1,019,202	20,726,824

Proposal 2. Non-binding advisory approval of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger pursuant to the Merger Agreement. The Company’s stockholders approved Proposal 2 with the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
157,682,233	6,465,217	4,983,506	20,726,824

Proposal 3. Approval and adoption of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies for the adoption of the Merger Agreement. The Company’s stockholders approved Proposal 3 with the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
168,228,630	19,516,709	2,112,441	0

Proposal 4. Election of Directors. All nine director nominees up for election at the Annual Meeting were duly elected. The votes cast by the Company’s stockholders were as follows:

NOMINEE	FOR	WITHHELD	ABSTAIN	NON-VOTE
Robert L. Edwards	166,650,219	980,973	1,449,764	20,726,824
Janet E. Grove	160,767,213	6,813,730	1,550,013	20,726,824
Mohan Gyani	162,985,496	4,627,711	1,517,749	20,726,824
Frank C. Herringer	151,183,614	16,374,072	1,573,270	20,726,824
George J. Morrow	165,755,732	1,789,497	1,585,727	20,726,824
Kenneth W. Oder	159,754,209	7,858,743	1,518,004	20,726,824
T. Gary Rogers	165,211,813	2,416,842	1,502,301	20,726,824

Arun Sarin	162,067,761	5,532,471	1,530,724	20,726,824
William Y. Tauscher	146,888,149	20,713,168	1,529,639	20,726,824

Proposal 5. Non-binding advisory approval of the Company’s executive compensation (“Say-on-Pay”). The Company’s stockholders approved Proposal 5 with the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
162,752,199	2,123,259	4,255,498	20,726,824

Proposal 6. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The Company’s stockholders approved Proposal 6 with the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
180,846,695	7,517,625	1,493,460	0

Proposal 7. Stockholder proposal regarding labeling products that contain genetically engineered ingredients. Proposal 7 was not approved. The votes cast by the Company’s stockholders were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
14,702,814	128,657,164	25,770,978	20,726,824

Proposal 8. Stockholder proposal regarding extended producer responsibility. Proposal 8 was not approved. The votes cast by the Company’s stockholders were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,900,834	125,433,965	25,796,157	20,726,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: July 29, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel